SILVER PORTAL CAPITAL

July 24, 2012

Bureau of Fugitive Recovery, Inc.
7911 Herschel Avenue, Suite 201
La Jolla, CA  92037

Attention:
Chad Carpenter
CEO

We are pleased to confirm the terms and conditions under which Silver Portal Capital, LLC (together with its affiliates, “Silver Portal”) will be retained by Bureau of Fugitive Recovery, Inc. (together with its subsidiaries, successors and affiliates, the “Company”) to act as the Company’s financial advisor and investment banker in connection with a possible Transaction (as defined herein below).

We understand that the Company plans to acquire and manage portfolios of rented single-family homes on a nationwide basis, with the objective of generating current income and capital appreciation on behalf of shareholders.  In connection with its role on behalf of the Company, Silver Portal will, among other things, identify one or more investors to provide equity capital into the Company for the strategy described generally above (the “Transaction”).

It is understood that Silver Portal intends to use its best efforts in raising capital on behalf of the Company from third-party investors, and has not agreed to use its own funds as a principal investor in the Transaction.  The Company further understands that Silver Portal is acting solely as a financial advisor and is not a fiduciary, nor undertaking to provide any legal, accounting or tax advice in connection with its engagement under the Agreement.

In general, Silver Portal will provide advice to the Company on a broad range of matters relating to capital raising, including the above, and as may be mutually agreed upon.

As part of its compensation, Silver Portal will receive a retainer fee of $10,000, payable for the first month of the engagement. After the first month, at the start of each month thereafter, Silver Portal will receive a fee of $10,000 until the earlier of the closing of a Transaction or termination of the engagement, provided the retainer fees will be capped at $50,000 and will cease to be payable when the cap is reached despite the continuity of the engagement.

Silver Portal Capital, LLC
12265 El Camino Real, Suite 230
San Diego, CA 92130
Phone 858.756.6210   Fax 858.367.6110
www.silverportalcapital.com

July 24, 2012

If the terms of our engagement as set forth herein are satisfactory, kindly sign the enclosed copy of this letter and return it with a check for the retainer fee to the undersigned.  We look forward to working with you on this assignment.

Very truly yours,

Silver Portal Capital, LLC

By:   /s/ Jon K. Haahr
         Name: Jon K. Haahr
         Title:  Senior Managing Principal

Accepted and Agreed As Of

The 24th day of July, 2012

By:   /s/ Chad Carpenter
         Name: Chad Carpenter
         Title:  CEO

Silver Portal Capital, LLC
12265 El Camino Real, Suite 230
San Diego, CA 92130
Phone 858.756.6210   Fax 858.367.6110
www.silverportalcapital.com